EXHIBIT 21.1

                                 SUBSIDIARIES OF
                        INFORMATION ANALYSIS INCORPORATED

                                                                                        Name under which
                    Name                              State of Incorporation        Subsidiary Does Business
Allied Health & Information Systems, Inc.                       VA                            N/A

DHD Systems, Inc.                                               VA                            N/A

International Software Services Corporation                     VA                            N/A

                                       20